Statement Regarding Possible Offer for Clipper Logistics plc February 20, 2022 NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF THAT JURISDICTION THIS IS AN ANNOUNCEMENT FALLING UNDER RULE 2.4 OF THE CITY CODE ON TAKEOVERS AND MERGERS (THE "TAKEOVER CODE") AND DOES NOT CONSTITUTE AN ANNOUNCEMENT OF A FIRM INTENTION TO MAKE AN OFFER UNDER RULE 2.7 OF THE TAKEOVER CODE AND THERE CAN BE NO CERTAINTY THAT ANY FIRM OFFER WILL BE MADE THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION GREENWICH, Conn., and LONDON, Feb. 20, 2022 (GLOBE NEWSWIRE) -- The Boards of Clipper Logistics plc (“Clipper”) and GXO Logistics, Inc. (“GXO”) are pleased to announce that they have reached agreement on the key terms of a possible cash and share offer for Clipper by GXO (the “Possible Offer”). The Board of Clipper has confirmed to GXO that, should a firm offer be made on the financial terms of the Possible Offer, it is minded to recommend it unanimously to Clipper shareholders, subject to the agreement of other customary terms and conditions. Any announcement by GXO of a firm intention to make an offer for Clipper remains subject to the satisfaction or waiver (by GXO) of a number of customary pre-conditions, including, inter alia, completion of confirmatory due diligence, agreement of the detailed terms of the Possible Offer and finalising the securing of debt financing. Terms of the Possible Offer The Possible Offer is to acquire each Clipper ordinary share for a combination of cash and new GXO shares (to be issued on the basis of the Exchange Ratio as defined below) as follows: 690 pence in cash; and such number of new GXO shares as would imply a valuation of 230 pence based on the trailing GXO 3-month volume weighted average price and a trailing 3-month average USD/GBP exchange rate (the “Exchange Ratio”) in each case calculated for the period ending on the last practicable date prior to any firm offer announcement, (the “Possible Offer Terms”). Accordingly, on the basis of the Exchange Ratio set out above, the Possible Offer will imply a total valuation of 920 pence per Clipper ordinary share. Clipper shareholders should note that the total value of the Possible Offer at the point of announcement of a firm offer may be different from that implied by the Exchange Ratio. For example, if the Exchange Ratio were to be determined on the day of this announcement the Possible Offer would, using the price of a GXO share at the close of business on 18 February 2022, value each Clipper ordinary share at 901 pence. GXO is intending to offer a mix and match facility to Clipper shareholders under which Clipper shareholders may elect, subject to availability, to vary the proportions in which they receive new GXO shares and cash in respect of their holdings in Clipper shares. GXO has received irrevocable undertakings to vote in favour of an offer (and to elect to receive 50 per cent of their consideration in shares) made on the financial terms of the Possible Offer from, in aggregate, the holders of 23,889,180 Clipper shares, representing approximately 23.31 per cent. of Clipper’s issued share capital, including from Steve Parkin, Executive Chairman, Tony Mannix, CEO, and David Hodkin, CFO, in respect of their entire holdings of Clipper shares. The irrevocable undertakings remain binding in the event of a competing offer. Full details of the irrevocable undertakings are set out below. A compelling strategic combination which significantly increases the opportunities for both businesses in the high-growth e-commerce/e- fulfilment areas, creating significant value for all stakeholders: Enhances GXO’s position as a successful, innovative and well-capitalised pure-play logistics leader; Combines highly complementary service offerings, customer portfolios, and footprints in the UK and Europe, enabling significant cross selling of capabilities across a large combined customer base; Brings together two natural partners with a very strong cultural fit; GXO is committed to protect and build on Clipper’s entrepreneurial approach for the benefit of both businesses and their employees and intends to safeguard the existing employment rights, including pension rights of Clipper employees; Offers significant productivity opportunities, taking advantage of technology and infrastructure overlap in the joint enterprise.

Benefits for GXO shareholders: Enables enhanced offerings by combining GXO’s complementary capabilities with Clipper’s, including its technology returns and repairs expertise, enabling GXO to strengthen its offering to an expanded universe of clients in the fast-growing e-commerce/e-fulfilment area; Adds customers in the e-commerce/fulfilment space where GXO can leverage its existing platform to further diversify and expand its customer base; Significant cost synergies based on procurement, and other operational overlap that can be realised within two years from transaction close; Adds geographic presence in Germany and Poland as well as vertical presence in life sciences, which are key growth areas; Enhances GXO’s ESG leadership position given Clipper’s reverse logistics and circular economy offerings and its robust internal targets to minimise carbon emissions and waste; GXO believes the structure of the Possible Offer will allow GXO to maintain its investment grade credit rating. Benefits for Clipper shareholders: A highly attractive valuation, providing a material cash component, plus the opportunity for all Clipper shareholders to participate in the significant future potential upside of the combination through the ownership of GXO shares; Possible Offer represents a premium of approximately: 49% to the closing price of Clipper shares on 27 January 2022, the day before the Possible Offer was made; 28% to the Clipper share price of 720 pence on 10 February 2022; 32% to the Clipper 3 month volume weighted average price on 18 February 2022; 18% to the Clipper share price of 777 pence on 18 February 2022; being the last business day before this announcement. This announcement is released by Clipper Logistics plc and contains inside information for the purposes of the Market Abuse Regulation (EU) 596/2014 ("MAR"). Upon the publication of this announcement, this information is considered to be in the public domain. For the purposes of MAR, this announcement is being made on behalf of Clipper Logistics plc by David Hodkin, Chief Financial Officer. About Clipper Clipper, which is premium listed on the Main Market of the London Stock Exchange, is an omni-channel retail logistics specialist, which provides value- added, consultancy-led services to its blue-chip client base. Clipper is a UK leader in its areas, with a long-standing customer base in e-fulfilment, fashion and high-value logistics. For the six months ended 31 October 2021, 68% of Clipper’s logistics revenue was generated from e-fulfilment and returns management activities and for the year ended 30 April 2021 93% of revenue within UK logistics was derived from open book or minimum volume guarantee contracts, giving the business a high level of contractual certainty. Clipper has developed specialist services to support its customers in their ever-complex supply chains and to ensure that product is ready for sale in the most efficient and cost-effective manner. It has developed a high value-add electronic product repair capability, which Clipper complemented with the acquisition of Netherlands-based CE Repair as announced on 29 November 2021. In addition to its presence in the UK, Clipper has an increasing presence in mainland Europe, with operations in Poland, Germany, the Republic of Ireland, the Netherlands and Belgium. For the year ended 30 April 2021, Clipper generated revenue of £696 million, underlying EBITDA of £43 million on an IAS 17 basis and £82 million on an IFRS 16 basis, underlying EBIT of £31 million on an IAS 17 basis and £40 million on an IFRS 16 basis. As at 31 October 2021, Clipper had net debt of £11 million on an IAS 17 basis. About GXO GXO is the largest pure-play contract logistics provider in the world and a foremost innovator in the logistics industry. It was a spin-off from XPO Logistics, Inc in August 2021 and is now separately listed on the New York Stock Exchange with a market capitalisation of $9.3 billion as at close of business on 18 February 2022. GXO provides high-value-add warehousing and distribution, order fulfilment, ecommerce, reverse logistics, and other supply chain services differentiated by its ability to deliver technology-enabled, customised solutions at scale. GXO’s revenue is diversified across numerous verticals and customers, including many multinational corporations. GXO’s customers rely on it to move their goods with high efficiency through their supply chains – from the moment inbound goods arrive at its logistics sites, through fulfilment and distribution and, in an increasing number of cases, the management of returned products. GXO’s customer base includes many blue-chip leaders in sectors that demonstrate high growth or durable demand over time, with significant growth potential through customer outsourcing of logistics services. As part of its growth strategy, GXO intends to develop additional business in consumer and other verticals where it already has deep expertise, prominent customer relationships and a strong track record of successful performance. GXO also intends to expand into new verticals by leveraging its capacity and technological strengths, and by marketing the benefits of its proprietary platform for warehouse operations. GXO uses this technology to manage advanced automation, labour productivity, safety and the complex flow of goods within sophisticated logistics environments. For the year ended 31 December 2021, GXO generated revenue of US$7.9 billion and net income attributable to common shareholders of US$153 million. Additional information on GXO’s latest financial results can be found at https://investors.gxo.com/. Important Takeover Code notes There is no certainty any offer will be made even if the pre-conditions are satisfied or waived. This announcement has been made with the consent of GXO. In accordance with Rule 2.6(a) of the Takeover Code, GXO is required, by not later than 5.00 p.m. on 20 March 2022, to either announce a firm intention to make an offer for Clipper in accordance with Rule 2.7 of the Takeover Code or announce that it does not intend to make an offer, in which case the announcement will be treated as a statement to which Rule 2.8 of the Takeover Code applies. This deadline can be extended with the consent of the Panel in accordance with Rule 2.6(c) of the Takeover Code. GXO reserves the right to make an offer for Clipper on less favourable terms than those set out in this announcement: (i) with the agreement or recommendation of the Clipper Board; or (ii) if a third party announces a firm intention to make an offer for Clipper which, at that date, is of a value less than the value implied by the Possible Offer. GXO reserves the right to introduce other forms of consideration and/or vary the mix or composition of consideration of any offer. GXO reserves the right to implement the transaction through or together with a subsidiary of GXO or a company which will become a subsidiary of GXO. GXO reserves the right to adjust the terms of the Possible Offer to take account of the value of any dividend or other distribution which is announced, declared, made or paid by Clipper after the date of this announcement. Enquiries           GXO Media           Matthew Schmidt (US)   +1 (203) 307 2809 matt.schmidt@gxo.com       Kat Kalinina (UK)   07974 594 467 ekaterina.kalinina@gxo.com       Rothschild & Co (Financial adviser to GXO)    020 7280 5000       Neil Thwaites     Alexander Mitteregger           Numis (Financial adviser and Corporate Broker to Clipper)   020 7260 1000       Stuart Skinner     Stuart Ord     Kevin Cruickshank     William Wickham           Buchanan (Public Relations Advisers to Clipper)   07798 646 021 07754 941 250 David Rydell     Stephanie Whitmore     Hannah Ratcliff     Sources and bases In this announcement: the closing price of Clipper shares on 27 January 2022, the day before the Possible Offer was made was 617 pence; the Clipper 3 month volume weighted average price as at 18 February 2022 is 698.58 pence; on 18 February 2022 GXO’s closing share price was US$81.21 and the USD/GBP exchange rate was 0.7359; the trailing GXO 3-month volume weighted average price for the period up to 18 February 2022 is US$87.42 and the trailing 3-month average USD/GBP exchange rate is 0.7436;

Clipper’s underlying EBITDA of £82 million on an IFRS 16 basis for the year ended 30 April 2021 is calculated as underlying EBIT of £40 million plus depreciation of property, plant and equipment of £5 million plus depreciation of right-of use-assets of £36 million plus amortisation and impairment of computer software of £1 million (all on an IFRS 16 basis). The trailing GXO 3-month volume weighted average price and the trailing 3-month average USD/GBP exchange rate used to determine the Exchange Ratio will be derived from Bloomberg based on the period of 3 calendar months up to the last practicable date prior to any firm offer announcement. Important notice related to financial advisers N.M. Rothschild & Sons Limited ("Rothschild & Co"), which is authorised and regulated by the Financial Conduct Authority in the United Kingdom, is acting exclusively for GXO and for no one else in connection with the subject matter of this announcement and will not be responsible to anyone other than GXO for providing the protections afforded to its clients or for providing advice in connection with the subject matter of this announcement. Numis Securities Limited (“Numis”), which is authorised and regulated in the United Kingdom by the Financial Conduct Authority, is acting as Financial Adviser exclusively for Clipper and no one else in connection with the matters set out in this announcement and will not regard any other person as its client in relation to the matters in this announcement and will not be responsible to anyone other than Clipper for providing the protections afforded to clients of Numis, nor for providing advice in relation to any matter referred to herein. Disclosure requirements of the Code Under Rule 8.3(a) of the Takeover Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 pm (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 pm (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure. Under Rule 8.3(b) of the Takeover Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror, save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 pm (London time) on the business day following the date of the relevant dealing. If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3. Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4). Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Takeover Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position disclosure or a dealing disclosure. Rule 26.1 disclosure In accordance with Rule 26.1 of the Takeover Code, a copy of this announcement will be available (subject to certain restrictions relating to persons resident in restricted jurisdictions) at www.clippergroup.co.uk by no later than 12 noon (London time) on the business day following the date of this announcement. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement. In accordance with Rule 26.1 of the Takeover Code, a copy of this announcement will be available (subject to certain restrictions relating to persons resident in restricted jurisdictions) at www.GXO.com by no later than 12 noon (London time) on the business day following the date of this announcement. The content of the website referred to in this announcement is not incorporated into and does not form part of this announcement. Rule 2.9 information In accordance with Rule 2.9 of the Takeover Code, as at the close of business on 18 February Clipper’s issued share capital consisted of 102,463,083 ordinary shares of 0.05 pence each (and Clipper does not hold any shares in treasury). The International Securities Identification Number for Clipper’s ordinary shares is GB00BMMV6B79. Additional Information This announcement is not intended to, and does not, constitute or form part of any offer, invitation or the solicitation of an offer to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to this announcement or otherwise. Any offer, if made, will be made solely by certain offer documentation which will contain the full terms and conditions of any offer, including details of how it may be accepted. The distribution of this announcement in jurisdictions other than the United Kingdom and the availability of any offer to shareholders of Clipper who are not resident in the United Kingdom may be affected by the laws of relevant jurisdictions. Therefore any persons who are subject to the laws of any jurisdiction other than the United Kingdom or shareholders of Clipper who are not resident in the United Kingdom will need to inform themselves about, and observe any applicable requirements.

Notice to US Clipper Shareholders

In accordance with normal UK practice and pursuant to Rule 14e-5(b) of the US Exchange Act, Offeror or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, Offeree Shares outside the United States, other than pursuant to the Offer, before or during the period in which the Offer, if made, remains open for acceptance. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices. Any information about such purchases will be disclosed as required in the United Kingdom, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website, www.londonstockexchange.com.

This announcement is not an offer of securities for sale in the United States. No offer of securities shall be made in the United States absent registration under the U.S. Securities Act of 1933, as amended the '"Securities Act"), or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. Any securities issued as part of a transaction are anticipated to be issued in reliance upon available exemptions from such registration requirements pursuant to Section 3(a)(10) of the Securities Act. Any transaction will be made solely by means of a scheme document published by Clipper, or (if applicable) pursuant to an offer document to be published by GXO, which (as applicable) would contain the full terms and conditions of the transaction. Any decision in respect of, or other response to, the transaction, should be made only on the basis of the information contained in such document(s). If GXO ultimately seeks to implement the transaction by way of a takeover offer, that offer will be made in compliance with applicable US laws and regulations.

Forward looking statements

This document contains "forward-looking statements". These statements are based on the current expectations of the management of GXO and/or Clipper and are naturally subject to uncertainty and changes in circumstances. The forward-looking statements contained in this document include statements relating to the expected effects of the Offer on Clipper and/or GXO, the expected timing and scope of the Offer, and other statements other than historical facts. Forward-looking statements include statements typically containing words such as "will", "may", "should", "believe", "intends", "expects", "anticipates", "targets", "estimates" and words of similar import. Although Clipper and/or GXO believes that the expectations reflected in such forward-looking statements are reasonable, Clipper and/or GXO can give no assurance that such expectations will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual results and developments to differ materially from those expressed or implied by such forward looking statements. These factors include: local and global political, business and economic conditions, including changes in the financial markets; significant price discounting by competitors; changes in consumer habits and preferences; foreign exchange rate fluctuations and interest rate fluctuations (including those from any potential credit rating decline); legal or regulatory developments and changes; the outcome of any litigation; the impact of any acquisitions or similar transactions; competitive product and pricing pressures; success of business and operating initiatives; changes in the level of capital investment; market related risks and developments pertaining to the industry in which Clipper operates; the impact of external events, such as pandemics or natural disasters, including the ongoing impact of COVID-19 and changes to current expectations as to the rate of economic recovery therefrom; and the impact of a cyber security breach. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Neither Clipper and/or GXO nor any of its affiliated companies undertakes any obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent legally required.

Details of irrevocable undertakings

The following Clipper shareholders have given irrevocable undertakings to GXO to (i) vote in favour of the Possible Offer at any court meeting (or, in the event that the Possible Offer is implemented by way of a takeover offer rather than a scheme of arrangement, accept the takeover offer); and (ii) elect to receive 50 per cent. of their consideration in new GXO shares, in relation to the following Clipper shares:

Name	Number of Clipper shares held directly or beneficially	Percentage of issued ordinary share capital of Clipper
Steve Parkin	15,128,000	14.76%
Sean Fahey	4,070,000	3.97%
Gurnaik Chima	3,000,000	2.93%
George Turner	650,428	0.63%
David Hodkin	600,376	0.59%
Tony Mannix	440,376	0.43%

The obligations of the relevant Clipper Shareholders under the irrevocable undertakings shall remain binding in the event of a competing offer for Clipper and shall only cease to be binding if:

- an announcement by GXO of a firm intention to make an offer for Clipper is not released by 7 a.m. on 15 April 2022 or such later date as GXO and Clipper may agree;
- GXO announces that it does not intend to make or proceed with the Possible Offer and no new, revised or replacement offer is announced in accordance with Rule 2.7 of the Code at the same time;
- if the Possible Offer lapses or is withdrawn and no new, revised or replacement offer has been announced, in accordance with Rule 2.7 of the Code, in its place or is announced, in accordance with Rule 2.7 of the Code, at the same time; or
- any competing offer for the entire issued and to be issue share capital of Clipper becomes or is declared wholly unconditional or, if proceeding by way of a scheme of arrangement, becomes effective.

The irrevocable undertakings shall apply to:

the Possible Offer only if it is made (i) on the Possible Offer Terms; (ii) with the recommendation of the board of directors of Clipper; or (iii) as otherwise agreed in writing; and any new, increased, renewed or revised firm offer (under Rule 2.7 of the Code) made by GXO provided that its terms are: (i) in the reasonable opinion of Clipper’s financial adviser, at least as favourable to Clipper’s shareholders as the Possible Offer Terms and/or the terms described in the announcement by GXO of a firm intention to make an offer for Clipper (as applicable); or (ii) recommended by the board of directors of Clipper. Source: GXO Logistics